Exhibit 4.4
MONDELĒZ INTERNATIONAL, INC.
OFFICERS’ CERTIFICATE
August 28, 2024
Reference is made to (i) Section 301 of the Indenture dated as of March 6, 2015 (the “Base Indenture”), by and between Mondelēz International, Inc., a Virginia corporation (the “Company”), and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as modified by the Supplemental Indenture No. 1, dated as of February 13, 2019, between the Company and the Trustee, and the Supplemental Indenture No. 2, dated as of April 13, 2020, between the Company and the Trustee, and as further modified in respect of the Notes by the Officers’ Certificate pursuant to Sections 201 and 301 of the Base Indenture, dated as of the date hereof (the Base Indenture, as so modified, the  “Indenture”) and (ii) the Terms Agreement dated August 22, 2024 (the “Terms Agreement”), which incorporates the Amended and Restated Underwriting Agreement dated February 28, 2011 (the “Underwriting Agreement”), by and among the Company and BBVA Securities Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein, relating to the offer and sale by the Company of $500,000,000 aggregate principal amount of its 4.750% Notes due 2034 (the “Notes”).
Capitalized terms used but not otherwise defined herein shall have the respective meanings given such terms in the Indenture, the Underwriting Agreement or the Terms Agreement, as the case may be.
Each of the undersigned, Senior Vice President, Global FP&A and Treasurer, in the case of Vitus Alig, and Vice President, Treasury Capital Markets & Assistant Treasurer, in the case of William Whisler, hereby certifies that the Senior Vice President and Vice President has authorized the issue and sale of the Notes by the Company, and, in connection with such issue, has determined, approved or appointed, as the case may be, the following:
(a)    Titles of the Securities: 4.750% Notes due 2034.
(b)    Principal Amount: $500,000,000 aggregate principal amount.
(c)    Interest: Interest on the Notes will accrue from August 28, 2024 and is payable in equal installments semi-annually in arrears on February 28 and August 28 of each year, beginning on February 28, 2025; provided that if any such date (other than the maturity date or a date fixed for redemption) is not a business day, the interest payment date will be postponed to the next succeeding business day, and no interest will accrue as a result of such delayed payment on amounts payable from and after such interest payment date to the next succeeding business day. Interest on the Notes will be calculated from the last date on which interest was paid on the Notes (or August 28, 2024, if no interest has been paid on the Notes) to, but excluding, the next scheduled interest payment date. The Company will pay or cause to be paid interest to persons in whose names the Notes are registered at the close of business on the preceding February 13 and August 13 prior to the applicable interest payment date (or to the applicable depositary, as the case may be). The Notes will bear interest at a rate per annum of 4.750%. For a full semi-annual interest period, interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. For an interest period that is not a full semi-annual interest period, interest on the Notes will be computed on the basis of a 365-day year and the actual number of days in such interest period. If the maturity date or a date fixed for redemption or repurchase is not a business day, then payment of principal, premium, if any, interest, with respect to the Notes need not be made on such date, but may be made on the next succeeding business day, in each case with the same force and effect as if made on the scheduled maturity date or such date fixed for redemption or repurchase, and no interest shall accrue as a result of such delayed payment on amounts payable from and after the scheduled maturity date or such redemption date or repurchase date, as the case may be, to the next succeeding business day.
(d)    Form and Denominations: Fully-registered book-entry form, as a Registered Security, only, represented by one or more permanent Global Securities deposited with The Depository Trust Company, including its participants Clearstream or Euroclear, or their respective designated custodian, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(e)    Maturity Dates: The Notes will mature on August 28, 2034, in each case, unless the applicable series of Notes are earlier redeemed or repaid in accordance with the Indenture and this Officers’ Certificate.
(f)    Optional Redemption:
Prior to May 28, 2034 (the date that is three months prior to the scheduled maturity date for the Notes) (the “Par Call Date”), the Company may, at its option, redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of: (a) the sum of the present values of the remaining payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to the Applicable Par Call Date. If there is no United States Treasury security maturing on the Applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Applicable Par Call Date, one with a maturity date preceding the Applicable Par Call Date and one with a maturity date following the Applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Applicable Par Call Date. If there are two or more United States Treasury securities maturing on the Applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based
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upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
(g)    Change of Control: Upon the occurrence of both (i) a change of control of the Company and (ii) a downgrade of the Notes below an investment grade rating by each of Moody’s Investors Service, Inc. and S&P Global Ratings within a specified period, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase as and to the extent set forth in the Prospectus Supplement dated August 22, 2024 under the caption “Description of Notes—Change of Control.”
(h)    Sinking Fund: None.
(i)    Conversion or Exchange: The Notes will not be convertible or exchangeable into other securities of the Company or another Person.
(j)    Place of Payment; Transfer, Registration and Exchange; Notices and Demands: Payments of principal and interest on the Notes will be made as set forth in the Global Security representing the Notes attached hereto as Exhibit A. Transfer, registration and exchange of the Notes will be made as set forth in the Global Security representing the Notes attached hereto as Exhibit A. Any notice required to be given under the Notes to the Company or the Trustee under Section 105 of the Indenture shall be in English in writing and shall be delivered in person, sent
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by pre-paid post (first class if domestic, first class airmail if international) or by facsimile addressed to:

The Company:
Mondelēz International, Inc.
905 West Fulton Market, Suite 200
Chicago, Illinois 60607
United States
Email: william.whisler@mdlz.com
Fax: +1 (847) 943 4903
Attention: William Whisler, Vice President, Treasury Capital Markets & Assistant Treasurer

The Trustee:
Deutsche Bank Trust Company Americas
Trust and Agency Services
1 Columbus Circle, 17th Floor
New York, New York 10019
United States
Fax: +1 (732) 578 4635
Attention: Corporates Team / Mondelēz International, Inc.

Any notice required to be given under the Notes to Holders shall be in accordance with the procedures of The Depository Trust Company.
(k)    Events of Default and Restrictive Covenants: As set forth in the Indenture.
(l)    Trustee: Deutsche Bank Trust Company Americas.
(m)    Form of Notes: Attached as Exhibit A to this Officers’ Certificate delivered in connection with the delivery of the Notes. The further terms of the Notes shall be as set forth in the Prospectus Supplement dated August 22, 2024 and Exhibit A hereto.
(n)    Price to Public: 99.779% of the aggregate principal amount of the Notes, plus accrued interest, if any, from August 28, 2024.
(o)    Guarantees: The Notes shall not be issued with Guarantees.
(p)    Miscellaneous:
(i)    The terms of the Notes shall include such other terms as are set forth in the form of Notes attached hereto as Exhibit A and in the Indenture. In addition, the Global Security for the Notes shall include the following language: “To the extent the terms, conditions and other provisions of this
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Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern;”
[Signature page follows]
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IN WITNESS WHEREOF, each of the undersigned Senior Vice President, Global FP&A and Treasurer and Vice President, Treasury Capital Markets & Assistant Treasurer, respectively, of the Company, have executed this Certificate as of the date first written above.

/s/ Vitus Alig
Name:	Vitus Alig
Title:	Senior Vice President, Global FP&A
and Treasurer

/s/ William Whisler
Name:	William Whisler
Title:	Vice President, Treasury Capital
Markets & Assistant Treasurer
[Signature Page to Officers’ Certificate—Section 301 of the Indenture]

EXHIBIT A
Please see attached.

REGISTERED
No. 1
MONDELĒZ INTERNATIONAL, INC.
4.750% NOTE DUE 2034
Representing
$500,000,000
CUSIP No. 609207BE4
ISIN No. US609207BE44
THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
MONDELĒZ INTERNATIONAL, INC., a Virginia corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $500,000,000 (FIVE HUNDRED MILLION DOLLARS) on August 28, 2034, and to pay interest thereon from August 28, 2024, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a rate per annum of 4.750%, semi-annually in arrears on February 28 and August 28 of each year (each, an “Interest Payment Date”), beginning on February 28, 2024, until the principal hereof is paid or made available for payment.
If any Interest Payment Date is not a business day, the Interest Payment Date will be postponed to the next succeeding business day, and no interest will accrue as a result of such delayed payment on amounts payable from and after such Interest Payment Date to the next succeeding business day.
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The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the preceding February 13 and August 13 (each, a “Record Date”) prior to the applicable Interest Payment Date (or to the applicable depositary, as the case may be). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
Payment of the principal, premium (if any), and interest, including payment made upon any redemption or repurchase, with respect to this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, that, at the option of the Company, payment of interest may be made by check mailed or delivered to the address of the Person entitled thereto as such address shall appear on the Security Register or by transfer to an account maintained by the payee at a bank located in the United States. Notwithstanding the foregoing, a Holder of $1,000,000 or more in aggregate principal amount of the Notes will, at the option of the Company, be entitled to receive interest payments, other than at the maturity date, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee at least 10 days prior to the applicable Interest Payment Date. Any wire instructions received by the Trustee for the Notes shall remain in effect until revoked by the Holder.
As used herein, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.
For a full semi-annual interest period, interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. For an interest period that is not a full semi-annual interest period, interest on the Notes will be computed on the basis of a 365-day year and the actual number of days in such interest period.
Interest on the Notes will be calculated from the last date on which interest was paid on the Notes (or August 28, 2024, if no interest has been paid on the Notes) to, but excluding, the next scheduled Interest Payment Date.
If the maturity date or a date fixed for redemption or repurchase is not a business day, then payment of principal, premium, if any, or interest with respect to the Notes need not be made on such date, but may be made on the next succeeding business day, in each case with the same force and effect as if made on the scheduled maturity date or such date fixed for
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redemption or repurchase, and no interest shall accrue as a result of such delayed payment on amounts payable from and after the scheduled maturity date or such redemption date or repurchase date, as the case may be, to the next succeeding business day.
Additional provisions of this Note are contained on the reverse hereof, and such provisions shall have the same effect as though fully set forth in this place.
Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
(Signature Page Follows)
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IN WITNESS WHEREOF, MONDELĒZ INTERNATIONAL, INC. has caused this instrument to be duly executed.
Dated: August 28, 2024

MONDELĒZ INTERNATIONAL, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:
[SIGNATURE PAGE TO GLOBAL NOTE]

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:

Authorized Signatory

[SIGNATURE PAGE TO GLOBAL NOTE]

(Reverse of Note)
MONDELĒZ INTERNATIONAL, INC.
This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, all such Securities issued and to be issued under an Indenture dated as of March 6, 2015, between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as modified by the Supplemental Indenture No. 1, dated as of February 13, 2019, between the Company and the Trustee and the Supplemental Indenture No. 2 dated as of April 13, 2020, between the Company and the Trustee, and as further modified pursuant to Section 301 thereof in respect of the Notes by that certain Officers’ Certificate of the Company dated as of the date hereof (collectively, as modified, the “Indenture”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. The terms, conditions and provisions of this Note are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern.
As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of a series of the Securities designated therein as 4.750% Notes due 2034 (the “Notes”), initially issued in an aggregate principal amount of $500,000,000 on August 28, 2024.
The Company may, without the consent of the Holders of the Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes, except for the issue price, issue date and, in some cases, the first payment of interest or interest accruing prior to the issue date of such additional notes. The additional notes may only be issued if they would be fungible with the Notes for U.S. federal income tax purposes. Any additional notes having such similar terms, together with the Notes, shall constitute a single series of notes under the Indenture. No additional notes may be issued if an Event of Default has occurred with respect to the Notes.
Change of Control
If a Change of Control Triggering Event (as defined below) occurs, Holders will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes pursuant to an offer (the “Change of Control Offer”)

of payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company will be required to mail (or otherwise transmit as provided in the Indenture) a notice to Holders (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice. The Company must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Notes by virtue of such conflicts.
On the Change of Control Payment Date, the Company will be required, to the extent lawful:
•accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
•deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
•deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.
The paying agent will promptly mail (or otherwise deliver in accordance with the procedures of the applicable Depositary) to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of Holders, the following definitions are applicable:
“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control (as defined below) until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a below investment grade rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect to a particular Change of Control (and thus shall not be deemed a below investment grade rating event for purposes of the definition of Change of Control Triggering Event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the below investment grade rating event).
“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any Person (as defined below) or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than the Company or one of its subsidiaries; (2) the approval by the holders of the Company’s common stock of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the indenture); (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; or (4) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (as defined below) and BBB- (or the equivalent) by S&P (as defined below), respectively.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Person” has the meaning set forth in the indenture and includes a “person” as used in Section 13(d)(3) of the Exchange Act.
“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
Optional Redemption
Prior to May 28, 2034 (the date that is three months prior to the scheduled maturity date for the Notes) (the “Par Call Date”), the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 350-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, less (b) interest accrued to the date of redemption, and
(2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
On or after the Par Call Date, the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of

Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on an interest payment date falling on or prior to a redemption date shall be payable to the registered holders of the Notes (or one or more predecessor Notes) of record at the close of business on the preceding February 13 and August 13 prior to the applicable interest payment date, all as provided in the indenture. Unless the Company defaults in the payment of the redemption price, interest on a Note or portion thereof called for redemption will cease to accrue on the applicable redemption date.
If money sufficient to pay the redemption price on the Notes (or portions thereof) to be redeemed on the redemption date is deposited with the trustee on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on the Notes (or such portion thereof) called for redemption.
The Company will, or will cause the trustee or paying agent on its behalf to, provide notice of a redemption by first-class mail or per the applicable procedures of the Depositary (or otherwise as described in the Indenture) to Holders to be redeemed at least 10 and not more than 60 days prior to the date fixed for redemption. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes thereof called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with the paying agent or set aside, segregate and hold in trust (if the Company is acting as paying agent), funds sufficient to pay the redemption price of, and (unless the redemption date shall be an interest payment date) accrued and unpaid interest on, the Notes to be redeemed on the redemption date. If fewer than all of the Notes are to be redeemed, the paying agent will select, not more than 60 days prior to the redemption date, the particular Notes or portions of Notes thereof for redemption from the outstanding Notes not previously called for redemption by such method as the Trustee deems fair and appropriate and in accordance with the applicable procedures of the Depositary; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part.
Defeasance
The Indenture contains provisions for defeasance at any time of the entire principal of all the Securities of any series upon compliance by the Company with certain conditions set forth therein.
Certain of the Company’s obligations under the Indenture with respect to Notes, may be terminated if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on a the Indenture.
Events of Default
Section 501 of the Indenture shall be applicable to the Notes. If an Event of Default (other than an Event of Default described in Section 501(a)(4) or 501(a)(5) of the Indenture) with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in principal amount of the Notes of this series then Outstanding may declare the entire principal amount of the Notes of this series due and payable in the manner and with effect provided in the Indenture. If an Event of Default specified in Section 501(a)(4) or Section

501(a)(5) of the Indenture occurs with respect to the Company, all of the unpaid principal amount and accrued interest then outstanding shall ipso facto become and be immediately due and payable in the manner and with the effect provided in the Indenture without any declaration or other act by the Trustee or any Holder.
Amendments
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series issued under the Indenture to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of that series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.
Payment
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
Transfer, Registration and Exchange
As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon due or one or more new notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Notes are issuable only in registered form without coupons in denominations of $2,000 and any multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.
The Notes are not subject to a sinking fund.
THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

ASSIGNMENT FORM
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:
PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Name and address of Assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing to transfer the said Note on the books of Mondelēz International, Inc. with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.